UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

OncoSec Medical Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OncoSec Comments on Disturbing Elements of Alpha Holdings’ Revised Preliminary Proxy Filing

Alpha Admits that it May Discard Proxies Given to Them Rather than Voting Them as Instructed by Shareholders

OncoSec Believes Alpha’s Proposed Voting Scheme Could Disenfranchise Shareholders and Potentially Violate Federal Securities Laws

Vote “FOR” the CGP/Sirtex Transaction on the WHITE Proxy Card Today

SAN DIEGO and PENNINGTON, N.J., December 4, 2019 — OncoSec Medical Incorporated (NASDAQ: ONCS) (the “Company” or “OncoSec”), a company developing late-stage intratumoral cancer immunotherapies, issued a statement highlighting a troubling voting scheme buried in Alpha Holdings, Inc.’s (“Alpha”) revised preliminary proxy statement filed on December 3, 2019..

The relevant section is below:

If we obtain a sufficient number of votes AGAINST the proposal being submitted at the Special Meeting for stockholders to clearly defeat the proposal, we will vote your shares. However, there are circumstances under which it may be possible to defeat the proposal by withholding proxies and denying the Company a quorum (for the reasons discussed herein). ALPHA WOULD LIKE, IS REQUESTING, AND BY SIGNING THE BLUE PROXY CARD, A STOCKHOLDER WILL BE GRANTING TO ALPHA, THE FLEXIBILITY TO EXERCISE THIS OPTION TO WITHHOLD YOUR PROXY IN THE EVENT THAT ALPHA DETERMINES IN GOOD FAITH THAT DOING SO MAY BE THE MOST EFFICIENT MEANS TO DEFEAT THE PROPOSED TRANSACTION. For further information regarding this condition to your proxy, see “Voting and Proxy Procedures.”

OncoSec issued the following statement commenting on Alpha’s filing:

“We believe that Alpha is trying to game the system to engineer their preferred outcome. It is extremely unfair and patently absurd to ask shareholders to submit proxies that Alpha ‘might’ vote or might simply discard, at Alpha’s sole discretion. We believe this is highly irregular and demonstrates Alpha’s troubling disregard for the votes – and best interests – of other OncoSec shareholders.

The bottom line is that Alpha has admitted that it may not vote the shares of shareholders who provide their proxies to Alpha. Unfortunately, this type of behavior is not surprising from an organization that we believe has repeatedly issued false and misleading statements about OncoSec and the proposed Transaction.

Additionally, we are reviewing whether Alpha’s proposed course of action may conflict with proxy rules under the federal securities laws that are designed to protect all shareholders. We are carefully evaluating this question and will communicate further in due course as appropriate.

The Transaction would provide an immediate $30 million cash infusion to OncoSec at an approximate 25% premium over the average share price during 20 days prior to entering into the Transaction on October 10, 2019. We believe this is the best outcome for all shareholders, full stop. We will continue to communicate with our shareholders about the benefits of this Transaction in the weeks ahead.”

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Additional information can be found at www.advancingoncosec.com.

Vote “FOR” the CGP/Sirtex Transaction on the WHITE Proxy Card Today

If you have any questions on how to vote, please contact the Company’s proxy solicitor at the contact listed below:

509 Madison Avenue, Suite 1608

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: ONCS@morrowsodali.com

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About CGP

CGP is a public company listed on the Hong Kong stock exchange with a market capitalization of approximately $1.8 billion USD. CGP develops, manufactures and distributes pharmaceutical products and medical devices to retailers and medical organisations. CGP currently distributes its products to approximately 6,000 hospitals and approximately 30,000 pharmacies and has a sales team of more than 2,000 employees. CGP also has significant experience in R&D and product commercialisation in China. Such experience dealing with the relevant Chinese regulatory bodies makes CGP an ideal strategic partner for OncoSec as it looks to gain regulatory approval to introduce TAVO™ to the Chinese market. For more information, visit www.chinagrandpharm.com.

About Sirtex

Sirtex is a global healthcare business company with offices in the U.S., Australia, Europe and Asia, working to improve outcomes in people with cancer. Sirtex’s current lead product is a targeted radiation therapy for liver cancer called SIR-Spheres® Y-90 resin microspheres. More than 100,000 doses have been supplied to treat patients with liver cancer at more than 1,000 medical centers in over 40 countries. Sirtex’s global focus on drug development makes it a natural partner for the

Company as it looks to develop and introduce TAVO™ into markets around the world. For more information, visit www.sirtex.com.

About OncoSec Medical Incorporated

OncoSec Medical Incorporated (the “Company,” “OncoSec,” “we” or “our”) is a late-stage biotechnology company focused on developing cytokine-based intratumoral immunotherapies to stimulate the body’s immune system to target and attack cancer. OncoSec’s lead immunotherapy investigational product candidate – TAVO™ (tavokinogene telseplasmid) – enables the intratumoral delivery of DNA-based interleukin-12 (IL-12), a naturally occurring protein with immune-stimulating functions. The technology, which employs electroporation, is designed to produce a controlled, localized expression of IL-12 in the tumor microenvironment, enabling the immune system to target and attack tumors throughout the body. OncoSec has built a deep and diverse clinical pipeline utilizing TAVO as a potential treatment for multiple cancer indications either as a monotherapy or in combination with leading checkpoint inhibitors; with the latter potentially enabling OncoSec to address a great unmet medical need in oncology: anti-PD-1 non-responders. Results from recently completed clinical studies of TAVO have demonstrated a local immune response, and subsequently, a systemic effect as either a monotherapy or combination treatment approach. In addition to TAVO, OncoSec is identifying and developing new DNA-encoded therapeutic candidates and tumor indications for use with its new Visceral Lesion Applicator (VLA), to target deep visceral lesions, such as liver, lung or pancreatic lesions. For more information, please visit www.oncosec.com.

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TAVO™ trademark of OncoSec Medical Incorporated.

SIR-Spheres® is a registered trademark of Sirtex Medical US Holdings, Inc.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company, Grand Decade Developments Limited, a direct, wholly-owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, and Sirtex Medical US Holdings, Inc. The Company has scheduled a special meeting of stockholders (the “Special Meeting”) in connection with the proposed transaction. The Company has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Special Meeting. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or from the Investor Relations section of the Company’s website (www.oncosec.com) after such materials are electronically filed with, or furnished to, the SEC.

Risk Factors and Forward Looking Statements

This release, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements provide the Company’s current beliefs, expectations and intentions regarding future events and involve risks, uncertainties (some of which are beyond the Company’s control) and assumption. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time they are published on or as otherwise specified, and does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the SEC. In particular, you should be aware that the strategic transaction with CGP and Sirtex may not close or may close on materially different terms, that Alpha may succeed in obtaining the relief it seeks in the litigation, in whole or in part, even though the Company believes that Alpha’s litigation is entirely without merit and that the success and timing of our clinical trials, including safety and efficacy of our product candidates, patient accrual, unexpected or expected safety events, and the usability of data generated from our trials may differ and may not meet our estimated timelines. Please refer to the risk factors and other cautionary statements provided in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2019 and subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC.

Company Contact:

Investor Contact:

Morrow Sodali

Chris Rice / Mike Verrechia

800-662-5200

Media Contacts

Gem Hopkins
Head of Corporate Communications
858-210-7334
ghopkins@oncosec.com

or

Sloane & Company
Dan Zacchei / Joe Germani, 212-486-9500
dzacchei@sloanepr.com / jgermani@sloanepr.com

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